Exhibit 99

DualStar Announces Inability to Timely File Annual Report on Form 10-K

    LONG ISLAND CITY, N.Y.--(BUSINESS WIRE)--Oct. 13, 2004--DualStar Technologies Corporation ("DualStar" or the "Company") (OTCBB:DSTR) announced that it is unable to timely file its Annual Report on Form 10-K for the fiscal year ended June 30, 2004, which is due on October 13, 2004, following a previous request for an extension to the Securities and Exchange Commission. The delay is attributable primarily to the inability of the Company's independent public accountants to complete its audit of the year-end financial statements. The auditors have advised the Company that it will likely issue a qualified opinion based on uncertainty as to whether the Company can continue as a going concern. It is expected that the Annual Report will be filed by the end of October 2004.
    DualStar Technologies Corporation, through its wholly owned subsidiaries, operates electrical and mechanical construction-related businesses. For more information, visit the Company's web site at www.dualstar.com. The Company's common stock is traded on the OTCBB under the symbol DSTR.

    This press release and the materials referred to hereby contain forward-looking statements regarding the Company's business and future plans of operations. When used herein, the words "intends," "expects," "plans," "estimates," "projects," "believes," "anticipates," "contemplates," "represents" and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties. These and other important factors, including those set forth in the Company's Annual and Quarterly Reports on Form 10-K and Form 10-Q (available to the public at www.sec.gov), may cause the actual results and performance to differ materially from the future results expressed in or implied by such forward-looking statements. The forward-looking statements contained in this press release speak only as of the date hereof and the Company disclaims any obligation to provide public updates, revisions or amendments to any forward-looking statements made herein to reflect changes in the Company's expectations or future events.

    CONTACT: DualStar Technologies
             Investor Relations, 718-784-2514 ext. 221 dstr@dualstar.com
             Fax: 718-784-2472